Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT is made and entered into as of June 29, 2026 (this “Agreement”), by and among JATT II Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands (“JATT”), Talawar Tx Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company, whose names appear on the signature pages of this Agreement (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, JATT, the Company and Talawar Merger Sub, a Cayman Islands exempted company (“Merger Sub”) propose to enter into, contemporaneously herewith, that certain Business Combination Agreement, dated as of the date hereof (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA); and

WHEREAS, as of the date hereof, each Stockholder owns of record the Company Shares as set forth opposite such Stockholder’s name on Exhibit A hereto (all such Company Shares, and any Company Shares of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote.

(a) Subject to the earlier termination of this Agreement in accordance with Section 10, each Stockholder, severally and not jointly, hereby agrees to vote at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours after the Company requests such delivery), all Shares held by such Stockholder at such time (i) in favor of the approval and adoption of the BCA, approval of the Merger and the Stock Split, and all other transactions contemplated by the BCA (“Transactions”) and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated.

(b) Each Stockholder, severally and not jointly, hereby agrees that he or she shall not enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the foregoing.

(c) Without limiting any other rights or remedies of JATT or the Company, each Stockholder, severally and not jointly, hereby irrevocably appoints each of JATT and the Company or any individual designated by each of them (acting jointly) as such Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Stockholder, to attend on behalf of such Stockholder the general meeting or any meeting of the stockholders of the Company with respect to the matters described in Sections 1(a)-(c), to include such Stockholder’s Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company, to vote (or cause to be voted) such Stockholder’s Shares or consent (or withhold consent) with respect to any of the matters described in Sections 1(a)-(c) in connection with any meeting of the stockholders of the Company or any action by written consent by the stockholders of the Company, in each case, in the event that (i) such Stockholder fails to perform or otherwise comply with

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the covenants, agreements or obligations set forth in Sections 1(a)-(c) and continues to fail to perform or otherwise comply with the covenants, agreements or obligations set forth in Sections 1(a)-(c) for two Business Days following written notice from the Company and JATT of such failure to perform or comply, or (ii) such Stockholder challenges, directly or indirectly, the validity or enforceability of its covenants, agreements or obligations under Sections 1(a)-(c), or the voting proxy it executes. For the avoidance of doubt, this does not prevent such Stockholder from withdrawing or otherwise challenging the voting proxy if this Agreement has terminated in accordance with its terms.

(d) The proxy granted by the Stockholders pursuant to Section 1(d) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for JATT and the Company entering into the BCA and agreeing to consummate the Transactions. The proxy granted by each Stockholder pursuant to Section 1(d) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Stockholder and, upon such Stockholder’s execution of this Agreement, shall revoke any and all prior proxies granted by such Stockholder with respect to the Shares. The vote or consent of the proxyholder with respect to the matters described in Sections 1(a)-(c) shall control in the event of any conflict between such vote or consent by the proxyholder of such Stockholder’s Shares and a vote or consent by such Stockholder of its Shares (or any other Person with the power to vote or provide consent with respect to such Shares) with respect to the matters described in Sections 1(a)-(c). The proxyholder may not exercise the proxy granted pursuant to Section 1(d) on any matter except for those matters described in Sections 1(a)-(c). For the avoidance of doubt, the proxy granted by each Stockholder pursuant to Section 1(d) shall terminate automatically with no further action required if the BCA (or any provision thereof) or any Ancillary Documents (or any provision thereof) is entered into, amended, supplemented, modified or waived in any manner adverse to such Stockholder without the prior written consent of such Stockholder, such consent not to be unreasonably withheld or delayed.

2. Transfer of Shares. Each Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), allow the imposition of a lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer (i) pursuant to the BCA, (ii) to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, or (iii) to a Permitted Transferee of such Stockholder; provided that such transferee shall execute and deliver to the parties hereto a written agreement, in form and substance reasonably satisfactory to JATT and the Company, agreeing to be bound by this Agreement as a condition to such Transfer (for purposes of this Section 2, “Permitted Transferee” means, with respect to any Stockholder, (A) such Stockholder’s Affiliates, (B) any direct or indirect members, partners or equityholders of such Stockholder or any of its Affiliates, (C) if such Stockholder is a natural person, such Stockholder’s immediate family members or any trust for the direct or indirect benefit of such Stockholder or such Stockholder’s immediate family, or (D) if such Stockholder is a trust, the trustee or beneficiaries of such trust or the estate of a beneficiary of such trust), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares.

3. No Solicitation; Waiver of Appraisal Rights.

(a) Each of the Stockholders, severally and not jointly, agrees to be bound by and subject to Section 5.6 (Exclusive Dealing) of the BCA to the same extent as such provisions apply to the Company as if such Stockholder was a party thereto. For the avoidance of doubt, any waiver, amendment or modification of Section 5.6 of the BCA shall not, without the express written consent of JATT and the Company, reduce or limit the obligations of any Stockholder under this Section 3(a).

(b) Each Stockholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and the Stock Split and any rights to dissent with respect to the Merger and the Stock Split or to oppose any reorganization or amendment designed to facilitate drag along rights or otherwise facilitate the BCA. For the avoidance of doubt, the waiver set forth in this Section 3(b) is irrevocable and unconditional and shall not be subject to, or affected by, any termination of the proxy granted pursuant to Section 1(d) or any amendment, modification, supplement or waiver of the BCA or any other Ancillary Document.

4. Termination of Agreements.

(a) Each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, if applicable to such Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, Company Board observer rights or rights to receive information delivered to the Company Board or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between such Stockholder and the Company, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms or any agreements entered into in connection with the transactions contemplated by the BCA.

(b) JATT, by this Agreement, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, any rights under any letter agreement providing for the Terminating Rights between JATT and the Company, but excluding, for the avoidance of doubt, any rights JATT may have that relate to any commercial agreements or arrangements between JATT and the Company or any subsidiary, which shall survive in accordance with their terms or any agreements entered into in connection with the transactions contemplated by the BCA.

5. Further Assurances. Each Stockholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things, including, but not limited to, execution of all such proper agreements, deeds, assignments, assurances and other instruments, reasonably necessary (including under applicable Laws) to effect the actions required to consummate the Transactions and the other transactions contemplated by this Agreement and the BCA, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

6. No Challenges. Each Stockholder agrees not to, and shall direct his or her representatives and agents not to, bring, commence, institute, maintain, voluntarily aid, join in, facilitate, assist or encourage, and agrees to take all actions necessary to, and to direct his or her representatives and agents to, opt out of any class in any class action with respect to, any claim, derivative or otherwise, against JATT, the Company, Merger Sub or any of their respective successors or directors, (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the BCA or (ii) alleging a breach of any fiduciary duty of any person (or that such person may be alleged to have, including to the Company or any other Stockholder) in connection with the evaluation, negotiation or entry into the BCA or this Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Stockholder from enforcing such Stockholder’s rights under this Agreement or any Ancillary Document.

7. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Registration Statement / Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by JATT or the Company to any Governmental Entity or to securityholders of JATT) of such Stockholder’s identity and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement, if deemed appropriate by JATT. Each Stockholder will promptly provide any information reasonably requested by JATT or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC), subject to confidentiality obligations that may be applicable to information furnished to the Company or the Company’s Subsidiaries by third parties that may be in the Company’s or the Company’s Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided, that, to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), to the extent permitted by applicable Law.

8. Public Announcements. No Stockholder will make any public announcement or issue any public communication regarding this Agreement, the BCA, the transactions contemplated hereby or thereby or any matter related to the foregoing, without the prior written consent of JATT and the Company, except: (a) if such announcement or other communication is required by applicable Laws or the rules of any stock exchange, in which case the disclosing Stockholder shall, to the extent permitted by applicable Laws, first allow JATT and the Company to review such announcement or communication and have the opportunity to comment thereon, and such disclosing Stockholder shall consider such comments in good faith; (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 8; and (c) announcements and communications to Governmental Entities in connection with registrations, declarations and filings required to be made as a result of the BCA.

9. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to JATT and the Company as follows:

(a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, Law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if such Stockholder is not a natural person, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

(b) As of the date of this Agreement, such Stockholder owns beneficially and exclusively of record and has good and valid title to the Shares set forth opposite such Stockholder’s name on Exhibit A free and clear of any security interest, Lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company’s Certificate of Incorporation and bylaws and (iv) the Stockholder Agreements, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c) Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Stockholder.

(d) As of the date of this Agreement, there is no Proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, questions the beneficial or record ownership of the Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.

(e) Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of JATT and the Company to make an informed decision regarding this Agreement and the Transactions and has independently made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that JATT and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the BCA.

(f) Other than as provided in the BCA, such Stockholder has not made, nor has any third party made on behalf of such Stockholder, any arrangement for any broker’s, finder’s, financial advisor’s or other similar fee or commission for which JATT, the Company or any of their subsidiaries is or could be liable in connection with the BCA or this Agreement or any of the respective transactions contemplated hereby or thereby.

10. Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Closing, (b) the termination of the BCA in accordance with its terms, and (c) the mutual agreement of the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that, nothing in this Section 10 shall relieve any party of liability for fraud or any willful breach of this Agreement occurring prior to such termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

11. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified in a notice given in accordance with this Section 11(b)):

If to JATT prior to the Closing, to:

JATT II Acquisition Corp.

153 Central Avenue C/O 56

Westfield, NJ 07091

Attention: Nicholas Fernandez

E-mail: [***]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: Adam Namoury; Anthony Zangrillo

E-mail: [***]

if to the Company:

Talawar Tx Inc.

40 West 57th Street, 28th Floor

New York, NY 10019

Attention: Marc Schegerin; Evan Taddeo

E-mail: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP 55 Hudson Yards

New York, New York 10001

Attention: Divakar Gupta; Brandon Fenn; William Sorabella

E-mail: [***]

if to a Stockholder, to the address or e-mail address set forth for such Stockholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) (i) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (vi) references herein to any gender (including the neuter gender) includes each other gender; (vii) the word “or” shall not be exclusive; (viii) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof, and (ix) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e) Each Stockholder agrees while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate or has the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

(f) This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties hereto, and without limiting the generality of the foregoing, none of the Representatives of JATT, the Company or any Stockholder shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

(g) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(h) This Agreement, the BCA and Ancillary Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party hereto without the prior express written consent of the other parties hereto.

(i) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(j) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto.

(k) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. To the fullest extent permitted by applicable Law, each of the parties hereto hereby further waives (i) any defense in any Proceeding for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(l) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan. To the fullest extent permitted by applicable Law, the parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party and (ii) agree not to commence any such Proceeding except in the courts described above in New York, other than any Proceeding in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. To the fullest extent permitted by applicable Law, each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. To the fullest extent permitted by applicable Law, each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper, or (z) this Agreement or the transactions contemplated hereby, or the subject matter hereof, may not be enforced in or by such courts.

(m) This Agreement may be executed and delivered (including by facsimile or portable document format (.PDF) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(n) At the request of JATT, in the case of any Stockholder, or at the request of the Stockholders, in the case of JATT, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) This Agreement shall not be effective or binding upon any Stockholder until after such time as the BCA is executed and delivered by JATT, Merger Sub and the Company.

(p) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 11(o).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JATT II ACQUISITION CORP.

By:	/s/ Someit Sidhu
Name:	Dr. Someit Sidhu
Title:	Chief Executive Officer

TALAWAR TX INC.

By:	/s/ March Schegerin
Name:	Marc Schegerin
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

By:	/s/ Someit Sidhu
Name:	Dr. Someit Sidhu
Title:	Chief Executive Officer

Address and e-mail address for purposes of Section 11(b):

Name:	Dr. Someit Sidhu
Address:	[***]
E-mail:	[***]

[Signature page to Stockholder Support Agreement]

EXHIBIT A

LIST OF STOCKHOLDERS

Name of Stockholder	Number of Company Shares Owned
Khanda Therapeutics L.P.	9,000,000